UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011 (January 31, 2011)

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

900 North West 63rd Street, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 935-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On January 31, 2011, Chesapeake Midstream Partners, L.P. (the “Partnership”) issued a press release announcing the date that it will issue its 2010 fourth quarter financial and operational results.  The press release also provided information for accessing the related conference call.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 8 – Other Events

Item 8.01 Other Events.

On January 31, 2011, the Partnership also announced that the Board of Directors of its general partner declared a cash distribution of $0.3375 for the 2010 fourth quarter.  The distribution corresponds to $1.35 per unit on an annualized basis.  The distribution will be payable on February 14, 2011 to all unitholders of record at the close of business on February 10, 2011, together with the distribution to the general partner.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
By: Chesapeake Midstream GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: February 4, 2011

EXHIBIT INDEX

99.1	Chesapeake Midstream Partners, L.P. Press Release dated January 31, 2011 – Fourth quarter financial and operational results schedule and distribution declaration